Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tarsus Pharmaceuticals, Inc. of our report dated July 17, 2026 relating to the financial statements of Alkeus Pharmaceuticals, Inc., which appears in Tarsus Pharmaceuticals, Inc.’s Current Report on Form 8-K/A dated October 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 13, 2026